                                                            Exhibit (h)(5)

                MASTER FUND ACCOUNTING SERVICES AGREEMENT

    AGREEMENT made as of the 31st day of December, 2002 by Ivy Fund (the
"Trust") and Waddell & Reed Ivy Investment Company (herein called the
"Agent").

    WHEREAS, the Trust is an open-end investment company organized as a
Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

    WHEREAS, the Trust desires certain accounting and pricing services of the Agent with respect to such Funds as shall be designated in supplements to this Agreement as further agreed between the Trust and the Agent; and

    WHEREAS, the Agent has developed the capability to provide certain of the accounting and pricing services required by the Funds.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

Section 1. Duties of Agent - General.

    The Agent is authorized to act under the terms of this Agreement as the Trust's agent, and as such will:

    a.   Maintain and preserve the Funds' accounts, books, records and other documents as are required of the Trust under Section 31 of the Investment Company Act of 1940 and Rules 31a-l and 31a-2
         thereunder;

    b.   Record the current day's trading activity and such other proper bookkeeping entries as are necessary for determining that day's net asset value for the Funds;

    c.   Render statements or copies of records for the Funds from time to time as requested by the Trust (see Exhibit A);

    d.   Facilitate audits of accounts by the Trust's auditors or by any other auditors employed or engaged by the Trust or by any
         regulatory body with jurisdiction over the Trust; and

    e.   Compute each Fund's net asset value per share and, if
         applicable, its public offering price, total returns and yields, and notify the Trust and such other persons as the Trust may reasonably request of the net asset value per share, the public offering price and/or the total return or yield.

Section 2. Valuation of Securities.

    Securities will be valued in accordance with the specific provisions of the Funds' prospectuses. In general, consistent with a Fund's prospectus, (i) a security listed or traded on a recognized stock exchange will be valued at its last sale price prior to the time the valuation is made, or (ii) the Fund's portfolio securities will be valued using the amortized cost method.

Section 3. Computation of Net Asset Value, Public Offering Price, Total
Returns and Yields.

    The Agent will compute each Fund's net asset value in a manner consistent with the specific provisions of the Fund's prospectus. In general, such computation will be made by dividing the value of the Fund's portfolio securities, cash and any other assets, less its liabilities, by the number of shares of the Fund outstanding, adjusted to the nearest cent. Such computation will be made as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time) on each day that the New York Stock Exchange is open for trading. If applicable, the
Agent will also compute the public offering price by dividing the net asset value per share by the appropriate factor as provided by the Fund;
the total return; and the yield.

    Each Fund's liabilities are allocated between its classes. The total of such liabilities allocated to a class plus that class' distribution fee and any other expenses specially allocated to that class are then deducted from the class' proportionate interest in the Fund's assets, and the resulting amount for each class is divided by the number of shares of that class outstanding to produce the "net asset value" per share.

Section 4. Agent's Reliance on Instructions and Advice.

    In maintaining the Funds' books of account and making the necessary computations, the Agent shall be entitled to receive, and may rely upon,
(i) information furnished by a pricing or other similar service pursuant to an agreement between the Agent, on behalf of a Fund, and such service provider, approved by the Trust's Board of Trustees, and (ii) information furnished it by any authorized officer of the Trust relating to:

    a.   The manner and amount of accrual of expenses other than
         management fees to be recorded on the books of the Funds;

    b.   If applicable, the source of quotations to be used for such portfolio securities as may not be available through the Agent's normal pricing services;

    c.   If applicable, the value to be assigned to any portfolio
         security or other asset for which no price quotations are
         readily available;

    d.   If applicable, the manner of computation of the public offering price and such other computations as may be necessary; and

    e.   Notification of transactions in portfolio securities.

    The Agent shall be entitled to rely upon any certificate, letter or other instrument or telephone call reasonably believed by the Agent to be genuine and to have been properly made or signed by an officer or other authorized agent of the Trust, on behalf of a Fund, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the
Trust, on behalf of a Fund or any other person authorized by the Trust's
Board of Trustees.

    The Agent shall be entitled to receive and act upon advice of Counsel
(which may be Counsel for the Trust) at the expense of the Trust and shall be without liability for any action taken or thing done in good faith in reliance upon such advice.

    The Trust agrees to furnish the Agent with a copy of the Funds'
Prospectuses as in effect from time to time.

Section 5.Duty of Care and Indemnification.

    The Agent shall at all times use reasonable care and act in good faith in performing its duties hereunder. The Agent shall incur no liability to the Trust or a Fund in connection with its performance of services hereunder, except to the extent that it does not comply with the foregoing standards.

    The Trust agrees to indemnify and hold harmless the Agent and its employees, agents and nominees from all taxes, charges, expenses, assessments, claims and liabilities (including attorney's fees) incurred or assessed against them in connection with the performance of this
Agreement, except such as may arise from their own negligent action, negligent failure to act or willful misconduct. The foregoing notwithstanding, the Agent will in no event be liable for any loss resulting from the acts, omissions, lack of financial responsibility, or failure to perform the obligations of any person or organization designated by the Trust to be the authorized agent of the Trust as a party to the transaction.

    The Agent's responsibility for damage or loss arising from military power, war, insurrection, or nuclear fission, fusion or radioactivity shall be limited to the use of the Agent's best efforts to recover the
Funds' records determined to be lost, missing or destroyed.

Section 6. Compensation and Agent's Expenses.

    The Agent shall be paid for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. The Agent shall be entitled to recover its telephone, delivery and other out-of-pocket expenses as incurred.

    Each Fund shall pay the Agent a monthly fee based upon the rate(s)
set forth in a Fee Schedule attached to the Supplement to this Agreement with respect to such Fund. A Fund shall be responsible for fees incurred in connection with a pricing or other similar service furnishing information pursuant to Section 4 of this Agreement.

    If the fees payable to the Agent pursuant to this section begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or for the period from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of a Fund shall be computed in the manner specified in the Fund's Prospectus for the computation of its net asset value.

Section 7. Termination of Agreement.

    This Agreement may be terminated with respect to a Fund, without the payment of any penalty, by the Agent upon at least ninety (90) days' prior written notice to that Fund, or by the Fund upon at least ninety (90)
days' prior written notice to the Agent; provided, that in the case of termination by the Fund, such action shall have been authorized by the
Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. Any termination date is to be no earlier than four months from the effective date hereof. Upon termination, the Agent will turn over to the Trust and cease to retain in the Agent's files, records of the calculations of the net asset value of the Fund and other records pertaining to its services hereunder.

Section 8. Reports and Maintenance of Records by Agent.

    The Agent will furnish to the Trust and to properly authorized auditors, examiners, distributors, dealers, underwriters, salesmen, insurance companies, investors, and others designated by the Trust in writing, such books, records, and reports at such times as are prescribed for each service in Exhibit E attached hereto. The Trust shall examine or shall cause any other authorized recipient to examine promptly each such book, record, or report, or copy thereof, and shall report or shall cause to be reported any errors or discrepancies therein, but the Trust's failure to observe or report any such error or discrepancy shall not relieve the Agent of its responsibilities or liabilities as agreed to under the terms of this Agreement. The Agent may at its option at any time and shall forthwith upon the Trust's demand turn over to the Trust and cease to retain in the Agent's files, records and documents created and maintained by the Agent pursuant to this Agreement that are no longer needed by the Agent in the performance of its services or for its protection.

    If not so turned over to the Trust, such documents and reports will be retained by the Agent for six years from the year of creation, during the first two of which the same will be in readily accessible form. At the end of six years, such records and documents shall be turned over to the
Trust by the Agent unless the Trust authorizes their destruction.

Section 9. Term.

    The term of this Agreement shall begin as of the date specified above and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of one year from that date. Thereafter, this
Agreement shall continue in effect with respect to a Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, that such continuance with respect to that
Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's trustees who are not interested persons of Waddell & Reed Ivy Investment
Company, the Agent or the Trust (the "Independent Trustees"). The Agent
shall furnish to the Funds, promptly upon their request, such information
(including the Agent's costs of delivering the services provided to the
Funds hereunder) as may reasonably be necessary to enable the Trust's
Board of Trustees to evaluate the terms of this Agreement or any extension, renewal or amendment hereof. The Agent shall permit the Trust and its accountants, counsel or other representatives to review its books and records relating to the services provided hereunder at reasonable intervals during normal business hours upon reasonable notice requesting such review.

Section 10. Interpretation and Definition of Terms.

    Any question or interpretation of any term or provision of this
Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, (the "1940
Act") shall be resolved by reference to such term or provision of the 1940
Act and to interpretation thereof, if any. Specifically, the terms
"interested persons," "affiliated person," and "assignment," as used in this Agreement, shall have the meanings assigned to them by Section 2(a)
of the 1940 Act.

Section 11. Software and Related Materials.

    All computer programs, written procedures, and similar items developed or acquired and used by the Agent in performing its Obligations under this Agreement shall be the property of the Agent, and neither the
Trust nor the Funds will acquire any ownership interest therein or property rights with respect thereto.

Section 12. Services to Other Clients.

    Nothing herein contained shall limit the freedom of the Agent or any affiliated person of the Agent to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

Section 13. Miscellaneous.

    This agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

    This Agreement may not be assigned by the Agent without the consent of the Trust as authorized or approved by resolution of its Board of
Trustees.

    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    The Trust's Amended and Restated Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The
obligations of the Trust or a Fund are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust or the Fund, but only that Fund's property shall be bound.

    In connection with the operation of this Agreement, the Trust and the
Agent may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as in their joint opinions may be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by both parties and annexed hereto, but no such provision shall be deemed to be an amendment of this Agreement.

    Nothing in this Agreement shall give or be construed to give any
Shareholder of the Trust any rights against the Agent.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                  IVY FUND

                                  By: /s/Kristen A. Richards
                                      --------------------------------
                                      Kristen A. Richards
                                      Title: Vice President

                                  WADDELL & REED IVY INVESTMENT COMPANY

                                  By: /s/Henry J. Herrmann
                                     -----------------------------
                                     Henry J. Herrmann
                                     Title: President

                                 EXHIBIT A

                   Fund Accounting Services Agreement

Standard Reports and Availability

    The following reports will be provided to the Fund on a regular basis with availability as indicated:

A.  Daily
    1.  Printed Trial Balance
    2.  Net Asset Value Worksheet
    3.  Cash Forecast
    4.  Yield Computation, if applicable

B.  Weekly - Tax Lot Ledgers

C.  Monthly
    1.  Tax Lot Ledgers as of month-end
    2.  Working Appraisal as of month-end
    3.  Purchase and Sale Journal for the month
    4.  Summary of Gains and Losses on Securities for the month
    5.  Dividend Ledger for the month (Receivable as of month-end and earned)
    6.  Interest Income Analysis for the month (receivable as of month-
        end and earned)
    7.  Trial Balance as of month-end
    8.  Net Asset Value Worksheet as of month-end
    9.  Open Trades (payable and receivable for unsettled securities transactions)

D.  Annually
    1.  Purchase and Sale Journal for the year
    2.  Summary of Gains and Losses on Securities for the year
    3.  Broker Allocation Report for the year

                                 IVY FUND

              FUND ACCOUNTING SERVICES AGREEMENT SUPPLEMENT

                              Ivy Bond Fund
                      Ivy Cundill Global Value Fund
                       Ivy Developing Markets Fund
                     Ivy European Opportunities Fund
                             Ivy Global Fund
                  Ivy Global Science & Technology Fund
                    Ivy Global Natural Resources Fund
                             Ivy Growth Fund
                         Ivy International Fund
                      Ivy International Growth Fund
                 Ivy International Small Companies Fund
                      Ivy International Value Fund
                          Ivy Money Market Fund
                     Ivy Pacific Opportunities Fund
                          Ivy US Blue Chip Fund
                       Ivy US Emerging Growth Fund

    AGREEMENT made as of the 31st day of December 2002, by and between
Ivy Fund (the "Fund") and Waddell & Reed Ivy Investment Company (the
"Agent").

    WHEREAS, the Fund is an open-end investment company, organized as a
Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the
Trustees of the Fund from time to time;

    WHEREAS, a separate class of shares of the Fund is offered to investors with respect to each investment portfolio;

    WHEREAS, the Fund has adopted a Master Fund Accounting Services
Agreement ("Master Agreement") dated December 31, 2002, pursuant to which the Fund has appointed the Agent to provide the fund accounting services specified in that Master Agreement; and

    WHEREAS, Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy Developing
Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global
Science & Technology Fund, Ivy Global Natural Resources Fund, Ivy Growth
Fund, Ivy International Fund, Ivy International Growth Fund, Ivy
International Small Companies Fund, Ivy International Value Fund, Ivy
Money Market Fund, Ivy Pacific Opportunities Fund, Ivy US Blue Chip Fund
and Ivy US Emerging Growth Fund (each a "Portfolio" and collectively the
"Portfolios") are separate investment portfolios of the Fund.

    NOW, THEREFORE, the Trustees of the Fund hereby take the following actions, subject to the conditions set forth:

    1.   As provided for in the Master Agreement, the Fund hereby adopts the Master Agreement with respect to each Portfolio, and the Manager hereby acknowledges that the Master Agreement shall pertain to each
Portfolio, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

    2.    The term "Portfolio" as used in the Master Agreement shall, for purposes of this Supplement, pertain to each Portfolio.

    3.    As provided in the Master Agreement and subject to further conditions as set forth therein, each Portfolio shall pay the Agent a monthly fee based upon the rate(s) set forth in the Fee Schedule attached hereto as Annex 1 for that Portfolio.

    4.    This Supplement and the Master Agreement (together, the
"Agreement") shall become effective with respect to each Portfolio as of the date specified above and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to each
Portfolio for a period of more than one (1) year from such date only so long as the continuance is specifically approved at least annually by the
Fund's Board of Trustees, including the vote or written consent of a majority of the Fund's Independent Trustees. This Agreement may be
terminated with respect to a Portfolio, without payment of any penalty, by that Portfolio upon at least ninety (90) days' prior written notice to the
Agent or by the Agent upon at least ninety (90) days' prior written notice to a Portfolio; provided, that in the case of termination by a Portfolio, such action shall have been authorized by the Fund's Board of Trustees, including the vote or written consent of a majority of the Fund's
Independent Trustees.

                             IVY FUND, on behalf of Ivy Bond Fund, Ivy
                             Cundill Global Value Fund, Ivy Developing
                             Markets Fund, Ivy European Opportunities
                             Fund, Ivy Global Fund, Ivy Global Science &
                             Technology Fund, Ivy Global Natural
                             Resources Fund, Ivy Growth Fund, Ivy
                             International Fund, Ivy International Growth
                             Fund, Ivy International Small Companies
                             Fund, Ivy International Value Fund, Ivy
                             Money Market Fund, Ivy Pacific Opportunities
                             Fund, Ivy US Blue Chip Fund and Ivy US
                             Emerging Growth Fund

                             By: /s/Kristen A. Richards
                                 ---------------------------------
                                 Kristen A. Richards
                                 Title: Vice President

                             WADDELL & REED IVY INVESTMENT COMPANY

                             By: /s/Henry J. Herrmann
                                 ---------------------------------
                                 Henry J. Herrmann
                                 Title: President

                                  ANNEX 1

                   FUND ACCOUNTING SERVICES AGREEMENT
                               FEE SCHEDULE

Ivy Growth Fund

Ivy International Fund

Ivy Money Market Fund              0.10% of daily average net assets

Ivy US Emerging Growth Fund

With respect to Ivy Cundill Global Value Fund, Ivy Developing Markets
Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global Science
& Technology Fund, Ivy Global Natural Resources Fund, Ivy International
Growth Fund, Ivy International Small Companies Fund, Ivy International
Value Fund, Ivy Pacific Opportunities Fund and Ivy US Blue Chip Fund, the
following fee schedule shall be in effect:

                           BASED UPON ASSETS UNDER
                          MANAGEMENT (IN MILLIONS)

               $0-$10         $10-$40        $40-$75        Over $75

               $1,250         $2,500         $5,000         $6,500

With respect to Ivy Bond Fund, the following fee schedule shall be in effect:

                           BASED UPON ASSETS UNDER
                          MANAGEMENT (IN MILLIONS)

              $0-$20         $20-$75        $75-$100       Over $100

              $1,000         $1,500         $4,000         $6,000